UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2004

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West 9th, Kansas City, Missouri		64105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:  (816) 421-6600

(Former name or former address, if changed since last report):  Not Applicable

Introductory Note

Aquila, Inc. is filing this Form 8-K to include (a) pro forma financial information for the three and six months ended June 30, 2004 giving effect to the May 31, 2004 sale of its investments in Aquila Networks Canada (Alberta) Ltd. and Aquila Networks Canada (British Columbia) Ltd. to Fortis Inc. as shown in Item 7 and (b) to include a calculation of its ratio of earnings to fixed charges for the twelve months ended June 30, 2004.

Item 7.           Financial Statement and Exhibits

(b) Pro forma financial information

The accompanying unaudited pro forma consolidated financial statements present the pro forma results of Aquila, Inc., taking into account the effect of the sale of its Canadian utility operations in Alberta and British Columbia assuming the sale closed at the beginning of the periods presented.

The unaudited statement of income for the three and six months ended June 30, 2004 are based on the historical information provided in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended June 30, 2004.  The unaudited pro forma consolidated financial statements are for illustrative purposes only.  They are not necessarily indicative of the operating results that would have occurred had these transactions been completed as assumed above, nor is the information necessarily indicative of future operating results.

Aquila, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Three Months Ended June 30, 2004

In millions, except per share amounts	Aquila, Inc. as filed	Less: Historical Canadian Utilities	Pro Forma Adjustments	Pro Forma
Sales:
Electricity—regulated	$181.9			$181.9
Natural gas—regulated	155.7			155.7
Electricity—non-regulated	7.8			7.8
Natural gas—non-regulated	(7.2)			(7.2)
Other—non-regulated	(2.9)			(2.9)
Total sales	335.3			335.3
Cost of sales:
Electricity—regulated	98.3			98.3
Natural gas—regulated	101.4			101.4
Electricity—non-regulated	14.5			14.5
Natural gas—non-regulated	2.5			2.5
Other—non-regulated	5.6			5.6
Total cost of sales	222.3			222.3
Gross profit	113.0			113.0
Operating expenses:
Operating expense	133.8			133.8
Restructuring charges	.6			.6
Net loss on sale of assets	(10.4)			(10.4)
Depreciation and amortization expense	36.4			36.4
Total operating expenses	160.4			160.4
Other income (expense):
Other income	4.5			4.5
Total other income (expense)	4.5			4.5
Interest expense	63.5			63.5
Loss from continuing operations before income taxes	(106.4)			(106.4)
Income tax benefit	(39.3)			(39.3)
Loss from continuing operations	(67.1)			(67.1)
Earnings from discontinued operations, net of tax	23.8	(23.8)		—
Net loss	$(43.3)	$(23.8)		$(67.1)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(.34)	$—		$(.34)
Discontinued operations	.12	(.12)		—
Net loss	$(.22)	$(.12)		$(.34)

Aquila, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Six Months Ended June 30, 2004

In millions, except per share amounts	Aquila, Inc. as filed	Less: Historical Canadian Utilities	Pro Forma Adjustments	Pro Forma
Sales:
Electricity—regulated	$341.9			$341.9
Natural gas—regulated	594.2			594.2
Electricity—non-regulated	6.0			6.0
Natural gas—non-regulated	(52.5)			(52.5)
Other—non-regulated	(1.1)			(1.1)
Total sales	888.5			888.5
Cost of sales:
Electricity—regulated	180.1			180.1
Natural gas—regulated	428.9			428.9
Electricity—non-regulated	30.7			30.7
Natural gas—non-regulated	2.5			2.5
Other—non-regulated	12.0			12.0
Total cost of sales	654.2			654.2
Gross profit	234.3			234.3
Operating expenses:
Operating expense	251.6			251.6
Restructuring charges	.9			.9
Impairment charges and net loss on sale of assets	21.7			21.7
Depreciation and amortization expense	74.8			74.8
Total operating expenses	349.0			349.0
Other income (expense):
Equity in earnings of investments	2.1			2.1
Other income	6.0			6.0
Total other income (expense)	8.1			8.1
Interest expense	127.8			127.8
Loss from continuing operations before income taxes	(234.4)			(234.4)
Income tax benefit	(82.7)			(82.7)
Loss from continuing operations	(151.7)			(151.7)
Earnings (loss) from discontinued operations, net of tax	56.6	(41.3)		15.3
Net loss	$(95.1)	$(41.3)		$(136.4)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(.78)	$—		$(.78)
Discontinued operations	.29	(.21)		.08
Net loss	$(.49)	$(.21)		$(.70)

(c) Exhibits

Exhibit – 12, Ratio of Earnings to Fixed Charges.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Senior Vice President, General Counsel and Corporate Secretary

Date: August 16, 2004